Exhibit 99.2

Performance Chemicals & Ingredients
Company D/B/A SensoryEffects and
Subsidiaries

Consolidated Financial Statements
With
Independent Auditor's Report

December 31, 2013

Independent Auditor's Report

Board of Directors
Performance Chemicals & Ingredients Company
d/b/a SensoryEffects and Subsidiaries
St. Louis, Missouri

We have audited the accompanying consolidated financial statements of Performance Chemicals & Ingredients Company d/b/a SensoryEffects and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

MEMBER AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND AN INDEPENDENT FIRM
ASSOCIATED WITH THE NORTH AMERICAN REGION OF MOORE STEPHENS INTERNATIONAL LIMITED
KNOWN INTERNATIONALLY AS MOORE STEPHENS BROWN SMITH WALLACE, LLC

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Performance Chemicals & Ingredients Company d/b/a SensoryEffects and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Brown Smith Wallace, LLC

St. Louis, Missouri
April 11, 2014

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2013 and 2012

	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$5,352,692	$4,845,507
Trade accounts receivable, net	25,582,901	16,512,603
Inventories	26,760,614	22,196,546
Other receivables, current	22,984	637,518
Prepaid income taxes	605,086	3,012,424
Deferred income taxes	979,369	941,553
Prepaid expenses and other assets	203,710	110,194
Total Current Assets	59,507,356	48,256,345
Property, Plant and Equipment, net	42,981,980	24,743,390
Intangible Assets, net	2,343,428	3,574,431
Goodwill	21,606,154	258,074
Other Assets	1,525,397	1,113,535
TOTAL ASSETS	$127,964,315	$77,945,775
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current maturities of long-term debt	$19,216,671	$14,305,282
Trade accounts payable	11,209,451	7,550,020
Accrued salaries, bonuses, and payroll taxes	3,152,084	1,796,088
Accrued expenses	2,199,686	1,623,535
Total Current Liabilities	35,777,892	25,274,925
Line-of-Credit	4,000,000	6,000,000
Long-Term Debt, less current maturities	53,681,395	34,355,566
Deferred Income Taxes	4,217,892	2,217,093
Total Liabilities	97,677,179	67,847,584
Stockholders' Equity
Common stock, $.01 par value, 10,000 shares authorized and 4,550 shares issued and outstanding	45	45
Additional paid-in capital	(2,529,469)	(2,529,469)
Retained earnings	32,816,560	12,627,615
Total Stockholders' Equity	30,287,136	10,098,191
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$127,964,315	$77,945,775

The accompanying notes are an integral part of these consolidated financial statements.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Consolidated Statements of Income
Years ended December 31, 2013 and 2012

	2013	2012

Net sales	$208,454,654	$164,479,842
Cost of sales	156,988,948	126,300,918

Gross profit	51,465,706	38,178,924

Operating expenses
Selling expenses	5,031,395	4,612,573
Research and development expenses	1,872,562	1,721,450
General and administrative expenses	10,196,347	9,392,691
	17,100,304	15,726,714

Income from operations	34,365,402	22,452,210

Other income (expense)
Interest expense	(3,414,491)	(3,625,255)
Interest income	9,685	13,289
Loss on disposal of assets	(64,957)	(109,977)
Miscellaneous expense	(44,553)	(35,000)
	(3,514,316)	(3,756,943)

Income before income taxes	30,851,086	18,695,267

Income tax expense	(10,662,141)	(6,037,907)

NET INCOME	$20,188,945	$12,657,360

The accompanying notes are an integral part of these consolidated financial statements.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity
Years ended December 31, 2013 and 2012

	Common stock		Additional paid-in capital	Treasury stock		Retained earnings		Total stockholders' equity (deficit)
Balance at December 31, 2011	$40		$(6,237,025)	$-		$-		$(6,236,985)

Net income	-		-	-		12,657,360		12,657,360

Stock options exercised	5		1,114,192	-		-		1,114,197

Tax benefit from stock options exercised	-		2,566,202	-		-		2,566,202

Shares repurchased	-		-	(42,049)		-		(42,049)

Retirement of shares	-		(12,304)	42,049		(29,745)		-

Stock option compensation expense		-	39,466		-		-	39,466

Balance at December 31, 2012	45		(2,529,469)	-		12,627,615		10,098,191

Net income		-	-		-	20,188,945		20,188,945

Balance at December 31, 2013	$45		$(2,529,469)	$-		$32,816,560		$30,287,136

The accompanying notes are an integral part of these consolidated financial statements.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Years ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$20,188,945	$12,657,360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,280,895	5,271,339
Amortization of debt issuance costs	427,675	325,912
Allowance for doubtful accounts	139,000	(34,200)
Loss on disposal of property and equipment	64,957	109,977
Share-based compensation expense	-	39,466
Deferred income taxes	1,962,983	136,975
(Increase) decrease in operating assets:
Trade accounts receivable	(9,209,298)	(4,203,233)
Prepaid expenses and other current assets	(93,516)	302,472
Prepaid income taxes	2,407,338	177,114
Inventories	(259,682)	248,457
Other receivables	614,534	541,290
Increase in operating liabilities:
Trade accounts payable	3,659,431	3,123,846
Accrued payroll	1,355,996	686,253
Accrued expenses	406,523	133,551
Net cash provided by operating activities	26,945,781	19,516,579
Cash flows from investing activities:
Purchases of property and equipment	(2,357,439)	(2,663,292)
Proceeds from disposal of equipment	4,000	244,317
Purchase of Flavors From Florida, Inc. assets	-	(2,945,946)
Purchase of Quality Ingredients Corporation assets	(45,482,838)	-
Net cash used in investing activities	(47,836,277)	(5,364,921)
Cash flows from financing activities:
Net payments on line-of-credit	(2,000,000)	(2,000,000)
Proceeds from long-term debt	36,855,000	-
Payments on long-term debt	(12,617,782)	(11,415,133)
Debt issuance costs	(839,537)	-
Shares repurchased	-	(42,049)
Stock options exercised	-	1,114,197
Net cash provided by (used in) financing activities	21,397,681	(12,342,985)
NET INCREASE IN CASH AND CASH EQUIVALENTS	507,185	1,808,673
Cash and cash equivalents, beginning of year	4,845,507	3,036,834
Cash and cash equivalents, end of year	$5,352,692	$4,845,507

The accompanying notes are an integral part of these consolidated financial statements.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2013

Note A -	Summary of Organization, Operations, and Significant Accounting Policies

A summary of the Company's organization, operations, and significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

Organization

Performance Chemicals & Ingredients Company, d/b/a SensoryEffects ("PCI" or "the Company") was formed in 2005. PCI owns and operates companies acquired via asset purchases as follows:

In an asset purchase transaction dated May 2006, SensoryEffects Powder Systems, Inc., a wholly-owned subsidiary of PCI, acquired rights, title and interest to certain assets of Diehl, Inc. (an Ohio corporation).

In an asset purchase transaction dated February 13, 2008, SensoryEffects Flavor Company, d/b/a SensoryEffects Flavor Systems, a wholly-owned subsidiary of PCI, acquired rights, title, and interest to certain assets of Givaudan Flavors, Inc. (a Missouri corporation).

In an asset purchase transaction dated October 24, 2008, SensoryEffects Cereal Systems, Inc., a wholly-owned subsidiary of PCI, acquired rights, title, and interest to certain assets of US Foods, LLC (a Nebraska limited liability company).

On June 23, 2011, the Company started SensoryEffects International Sales, Inc., an Interest Charge Domestic International Sales Corporation (IC-DISC). The IC-DISC is a wholly-owned subsidiary of PCI.

PCI has completed various acquisitions and divestitures (see Note N) through asset purchases and has consolidated the associated activities into the existing companies.

Nature of Operations

The Company was formed to acquire and manage food ingredient businesses.

SensoryEffects Powder Systems (a Delaware corporation; "SEPS") manufactures various food products, including non-dairy creamers and powdered vegetable shortenings. Revenues from SEPS represent approximately 51% of consolidated net sales.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Nature of Operations (Continued)

SensoryEffects Flavor Systems (a Delaware corporation; "SEFS") is a leading supplier of flavor systems consisting primarily of liquid and dry flavor bases for various food and beverage products, flavor and color inclusions and specialty powders. Revenues from SEFS represent approximately 34% of consolidated net sales.

SensoryEffects Cereal Systems (a Delaware corporation; "SECS") is a leading supplier of complex, multi-inclusion cereals and ingredients including organic, natural, gluten- free, and nutraceutical products. Revenues from SECS represent approximately 15% of consolidated net sales.

As a part of its normal course of business, the Company grants credit to its customers. The Company's products are sold domestically and internationally.

Principles of Consolidation

The accompanying consolidated financial statements for the years ended December 31, 2013 and 2012 include the accounts of Performance Chemicals & Ingredients Company, d/b/a SensoryEffects, and its wholly-owned subsidiaries, SensoryEffects Powder Systems and its wholly-owned subsidiary, SEPS Reading, LLC; SensoryEffects Flavor Systems; SensoryEffects Cereal Systems; and SensoryEffects International Sales, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents are on deposit with two domestic financial institutions. At times, bank deposits may be in excess of federally insured limits.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Trade Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company extends credit terms to its customers in varying durations depending on the Company's business relationship with a given customer. As of December 31, 2013 and 2012, the net accounts receivable balance includes an allowance for doubtful accounts of $338,000 and $199,000, respectively.

Inventories

Inventories of raw materials, work in process, and finished goods are stated at the lower of standard cost (which approximates actual cost using the first-in, first-out method) or market. The Company evaluates the need to record adjustments to inventories on a regular basis. Inventories in excess of estimated usage requirements and potential spoilage are written down to an estimated net realizable value. Inherent in the estimates of net realizable value are estimates related to future manufacturing schedules, customer demand, and ultimate realization of potentially excess inventories.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Major renewals and betterments are capitalized and maintenance and repairs which do not improve or extend the life of the respective assets are charged against earnings in the current period.

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives on a straight-line basis. Amortization of leasehold improvements is provided for on a straight-line basis over the lesser of the length of the related lease or the estimated useful lives of the assets. In computing its taxable income, the Company uses the methods as prescribed by the Internal Revenue Code. Depreciation and amortization expense pertaining to property, plant and equipment in 2013 and 2012 totaled $4,049,892 and $3,513,931, respectively.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Intangible Assets

Intangible assets totaling $9,222,508 comprised of patents, trademarks, license agreements, formulae, and customer relationships, have been acquired in conjunction with various asset purchases (see Note N). These intangibles are being amortized on a straight-line basis over periods of 4 to 10 years. Amortization expense pertaining to these intangibles totaled $1,231,003 and $1,757,408 for the years ended December 31, 2013 and 2012, respectively (see Note C).

Impairment of Long Lived Assets

The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. In the opinion of management, no such impairment existed as of December 31, 2013.

Revenue Recognition

The Company records revenue as products are shipped and title passes. Revenue recognition is deferred for advance payments made by customers.

Shipping and Handling Costs

All fees charged to the Company's customers for shipping and handling, and the associated costs, are included in net sales and are classified as such in the accompanying consolidated financial statements. All shipping and handling costs incurred by the Company for purchases of inventory are considered to be a part of the cost of goods sold and are classified as such in the accompanying consolidated financial statements.

Goodwill

Goodwill reflected on the balance sheet represents the excess of the cost of the acquired entities over the amounts assigned to the assets acquired and any liabilities assumed. In order to comply with guidance provided under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Intangibles-Goodwill and Other, goodwill will not be amortized and will be evaluated annually, or on an interim basis if warranted by events or circumstances, for impairment by applying fair-value based tests considering the present value of future cash flows. In the opinion of management, no such impairment existed at December 31, 2013 and 2012.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Research and Development

Research and development costs are expensed as incurred. The Company incurred $1,872,562 and $1,721,450 in 2013 and 2012, respectively, for research and development costs.

Equity Incentive Plan

The Company has adopted the fair value recognition provisions of FASB ASC 718, Stock Compensation., which establishes accounting and reporting standards for share- based payment transactions with employees, including equity incentive plans. Under this pronouncement, compensation expense is recognized over the associated vesting period and is based on the fair market value of the stock options on the grant date.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return. State income tax returns are filed separately or consolidated depending on the individual state.

Income tax expense includes the federal, state, and local taxes currently payable and deferred taxes arising from the temporary differences between income for financial reporting and income tax purposes. These temporary differences result primarily from different methods of accounting for depreciation, accounts receivable, inventory, intangibles including goodwill, patents, and a supply agreement, and accrued and prepaid expenses.

The Company has addressed the provisions of ASC 740-10, Accounting for Income Taxes. In that regard, the Company has evaluated its tax positions, expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings and believes that no provision for income taxes is necessary, at this time, to cover any uncertain tax positions. The Company's tax return for the year ended December 31, 2012 is currently under audit by the Internal Revenue Service. The Company believes it is no longer subject to examination by major tax jurisdictions for years ended prior to December 31, 2010.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $682,684 and $749,268 for 2013 and 2012, respectively.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Cost of Debt Issuance

Costs associated with the issuance of debt instruments are capitalized and amortized over the terms of the respective financing arrangements. If debt is retired early, the related unamortized costs are written off in the period the debt is retired. Capitalized costs net of accumulated amortization totaled $1,525,397 and $1,113,535 at December 31, 2013 and 2012, respectively. Amortization expense pertaining to these costs totaled $427,675 and $325,912 for the years ended December 31, 2013 and 2012, respectively, and is included in interest expense in the accompanying consolidated statements of income.

Subsequent Events

The Company has evaluated all subsequent events through April 11, 2014, the date the consolidated financial statements were available to be issued.

Note B -	Inventories

The composition of inventories at December 31, 2013 and 2012 follows:

	2013	2012
Raw materials	$10,870,449	$12,237,391
Work in process	310,173	270,775
Finished goods	15,579,992	9,688,380
	$26,760,614	$22,196,546

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note C -	Intangible Assets

At December 31, 2013, the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

	Gross	Accumulated
	Assets	Amortization	Net
Patents and trademarks	$1,098,766	$(514,580)	$584,186
License agreements	1,697,000	(1,697,000)	-
Formulae and customer relationships	6,426,742	(4,667,500)	1,759,242
Total	$9,222,508	$(6,879,080)	$2,343,428

At December 31, 2012, the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

	Gross	Accumulated
	Assets	Amortization	Net
Patents and trademarks	$1,098,766	$(419,700)	$679,066
License agreements	1,697,000	(1,654,575)	42,425
Formulae and customer relationships	6,426,742	(3,573,802)	2,852,940
Total	$9,222,508	$(5,648,077)	$3,574,431

Estimated amortization expense over the next five years is as follows:

Year ending December 31,	Amount
2014	$957,725
2015	643,140
2016	325,719
2017	188,144
2018	89,877

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note C -	Intangible Assets (Continued)

The Company's future cash flows are not materially impacted by its ability to extend or renew agreements related to its amortizable intangible assets. The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. In the opinion of management, no material impairment existed as of December 31, 2013 and 2012.

Note D -	Other Receivables

The Company's SEFS subsidiary had an agreement with a customer which pertains to reimbursement for specific equipment purchased and used in production by SEFS. The reimbursement had been structured such that payments are derived based on a surcharge applied to pounds of qualifying product purchased by the customer and pursuant to minimum volumes defined in the agreement. At December 31, 2012, the total amount receivable under this agreement was $628,084, and is included in the accompanying consolidated balance sheets as other receivables, current. The entire amount outstanding was collected during 2013.

Note E -	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	2013	2012
Land	$668,635	$518,635
Buildings and improvements	10,013,988	8,959,419
Leasehold improvements	207,846	199,138
Machinery and equipment	47,695,582	26,507,919
Office equipment	1,576,266	1,511,412
Construction in progress	665,186	940,518
	60,827,503	38,637,041
Less accumulated depreciation and amortization	(17,845,523)	(13,893,651)
	$42,981,980	$24,743,390

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note F -	Line-of-Credit and Long-Term Debt

In June 2011, the Company approved a plan to amend and restate its corporate indebtedness, pursuant to a recapitalization, and consequently restructured the credit agreement and then outstanding long-term debt held with Texas Capital Bank and The Private Bank and Trust Company. As part of the recapitalization, the Company elected to make payments to existing stockholders and option holders of the Company. On August 30, 2013, the Company approved a plan to amend this credit agreement to finance the acquisition of certain assets and liabilities of Quality Ingredients Corporation (See Note N). The amended and restated credit agreement includes financing commitments with Texas Capital Bank, The PrivateBank and Trust Company, Green Bank, Enterprise Bank & Trust, The F&M Bank & Trust Company, and City Bank Texas. The agreement included additional borrowings on the term note of $36,855,000.

Line-of-credit and long-term debt at December 31, 2013 and 2012 consisted of the following:

	2013	2012
Line-of-Credit

Texas Capital Bank; revolving line-of-credit, borrowing limited to the lesser of $25,000,000 or the available borrowing base, calculated monthly, as specified in the agreement; collateralized by accounts receivable and inventory; due June 2, 2016 with interest payable monthly based on LIBOR or the prime rate plus an applicable margin. At December 31, 2013, the Company had $4,000,000 outstanding at the LIBOR based rate of 5.0%.	$4,000,000	$6,000,000

Long-Term Debt

Texas Capital Bank; dated June 2, 2011 and refinanced August 30, 2013; collateralized by substantially all corporate assets; interest due and payable quarterly at a variable rate based on LIBOR or the prime rate plus an applicable margin. The interest rate was 5.0% at December 31, 2013; quarterly principal payments of $2,812,500 due through March 31, 2016 with final balloon payment due June 2, 2016.	$72,187,500	$44,359,500

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note F -	Line-of-Credit and Long-Term Debt (Continued)

Seller financed note dated September 3, 2009; collateralized by land and building; payable in monthly installments of $6,660, including interest at 4.0% with final payment and all unpaid principal due in September 2015.	696,903	747,837

Givaudan Flavors, Inc. note dated February 13, 2008; guaranteed by Highlander Partners, L.P.; interest only payments quarterly at the rate of 6% per annum; note matured February 12, 2013 with all then outstanding principal and interest paid.	-	3,500,000

City of Defiance, Ohio dated April 9, 2007; collateralized by specific components of manufacturing equipment; principal payable in monthly installments of $3,446 including principal and interest at 4.25% per annum; note matures May 2014.	13,663	53,511

	72,898,066	48,660,848
Less current maturities	(19,216,671)	(14,305,282)
	$53,681,395	$34,355,566

Maturities on long-term debt are as follows:

Year ending December 31,
2014	$19,216,671
2015	11,893,895
2016	41,787,500
$72,898,066

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note F -	Line-of-Credit and Long-Term Debt (Continued)

The Texas Capital Bank credit agreement contains various covenants pertaining to the Company's EBITDA, leverage ratio, current ratio, and debt service coverage ratio. At December 31, 2013 and 2012, the Company was in compliance with these covenants. The credit agreement also requires an additional principal payment to be made annually based on 50% of the Company's excess cash flow as defined in the agreement. The Company is expected to make this additional payment of $7,900,000 on May 15, 2014. This amount has been included in the current portion of long-term debt in the accompanying consolidated balance sheets.

Note G -	Equity

In June 2012, a key employee exercised stock options to purchase 2.0 shares of common stock for $12,304 (see Note H). PCI immediately bought back the shares of common stock for $42,049. Upon repurchasing the stock, it was determined by the Company's Board of Directors ("the Board") that the shares would be retired as is reflected in the accompanying consolidated statements of stockholders' equity.

Note H -	Stock Options

In 2007, the Board established the "2007 Performance Chemicals & Ingredients Company Equity Incentive Plan" (the "Plan"), under which incentive stock options and nonqualified stock options can be granted to employees, members of the Board, and non- employee directors. The Plan indicates that the maximum number of shares of common stock originally authorized to be issued was 646,000, subsequently adjusted to 646 pursuant to a reverse stock split. The Board is the administrator of the Plan and has the authority to grant options, adjust the grant or exercise price of the options, or to delegate their authority to another governing body.

Options are exercisable subject to the following vesting schedule: 25% shall vest on the first anniversary of the date of the grant; 6.25% shall vest on the first day of the fourth calendar month following the month in which the first anniversary of the date of grant occurs; the remainder shall vest ratably at 6.25% on the first day of each third month thereafter until all options are fully vested or any unvested options are forfeited. The exercise price of the options shall not be less than the fair market value of the Company's common stock on the date of grant. No options were granted under the Plan during 2013 or 2012.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note H -	Stock Options (Continued)

Effective with the inception of the Plan, the Company adopted the fair value recognition provisions of FASB ASC 718, Stock Compensation. Pursuant to FASB ASC 718, the Company determines the fair value of stock options using the Black-Scholes valuation model. FASB ASC 718 requires the Company to recognize expense over the service period for options that are expected to vest and record adjustments to compensation expense at the end of the service period if actual forfeitures differ from original estimates.

As a result of the prescribed vesting schedule, the Company deemed stock-based compensation expense in 2013 and 2012, related to stock options previously granted, to be $0 and $39,466, respectively. As of December 31, 2013, all outstanding options are vested and all compensation cost has been recognized. During 2012, three employees and one former employee exercised a total of 532.619 options at a total price of $1,114,197.

The following is an analysis of options to purchase shares of the Company's stock issued and outstanding as of December 31, 2013 and 2012:

	Number of Units	Weighted Average Exercise Price
Balance as of December 31, 2011	553.380	$2,198
Granted	-	-
Exercised	(532.619)	2,092
Forfeited	(6.175)	6,152
Balance as of December 31, 2012	14.586	$4,386
Granted	-	-
Forfeited	-	-
Balance as of December 31, 2013	14.586	$4,386

At December 31, 2013, vested, exercisable options were outstanding for 14.586 shares at a weighted average exercise price of $4,386. These options have a weighted-average remaining contractual term of 4.1 years.

As shown above 532.619 stock options were exercised during the year ended December 31, 2012. Of this amount, 455.108 of the options were non-qualified stock options. Upon exercise of these options, the Company recorded an increase in prepaid income taxes of $2,566,202 and a corresponding credit to additional paid-in capital to record the associated income tax benefit related to the transaction. The impact of this transaction was treated as a non-cash transaction in the accompanying consolidated statements of cash flows

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note H -	Stock Options (Continued)

	Number of Options	Weighted Average Fair Value at Grant Date
Nonvested Options
Nonvested options, December 31, 2011	28.813	$1,522
Granted	-	-
Forfeited	(6.175)	1,522
Vested	(22.638)	1,522
Nonvested options, December 31, 2012	-	$-
Nonvested options, December 31, 2013	-	$-

In March, 2012, the Company adopted the Performance Chemicals & Ingredients Company Stock Appreciation Incentive Plan. The plan was formed to further the economic interest of the Company by providing deferred compensation incentives and to enhance the long-term performance and retention of the key employees selected to participate. The Company granted 80 units under this plan. The units vest upon the earlier of a change in control or an initial public offering and will be recognized as compensation expense at this time. Upon vesting, the plan administrator shall determine the fair market value of the units and unit-holders shall be entitled to any appreciation in the fair market value of those units that occurred from the effective grant date through the date of the change in control or initial public offering.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note I -	Income Taxes

Deferred income tax assets and liabilities result from future tax benefits and obligations related to the difference between the tax basis of assets and liabilities and the amounts reported in the financial statements. The Company classifies their deferred tax assets and liabilities between current and non-current based on the particular difference from which they arise. The deferred tax assets and liabilities at December 31, 2013 and 2012 are comprised of the following:

	2013	2012
Current deferred:
Asset	$1,025,073	$960,841
Liability	(45,704)	(19,288)
	$979,369	$941,553
Long-term deferred:
Asset	$1,168,733	$990,873
Liability	(5,386,625)	(3,207,966)
	$(4,217,892)	$(2,217,093)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets (liabilities) were as follows at December 31:

	2013	2012
Current:
Allowance for doubtful accounts	$122,750	$71,136
Reserve for obsolete inventories	749,336	739,537
Inventory capitalization	38,146	46,605
Prepaid expenses	(45,704)	(19,288)
Accrued expenses	114,841	103,563
	979,369	941,553
Noncurrent:
Property, plant and equipment	(4,641,510)	(2,841,098)
Deferred stock compensation	317	312
IC-DISC commission income	(511,960)	(263,444)
Organization costs	-	1,266
Intangible assets	935,261	885,871
	(4,217,892)	(2,217,093)
Net deferred taxes	$(3,238,523)	$(1,275,540)

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note I -	Income Taxes (Continued)

The consolidated provision for income taxes consists of the following at December 31:

	2013	2012
Current	$8,699,158	$5,900,932
Deferred	1,962,983	136,975
Net provision for federal, state, and local income taxes	$10,662,141	$6,037,907

In 2013 and 2012, the Company's effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income from continuing operations primarily as a result of the domestic production activity deduction.

Note J -	Related Party Transactions

For the years ended December 31, 2013 and 2012, the Company incurred management fees and other general expenses to Highlander Partners, L.P. in the amount of $404,420 and $293,392, respectively. As of December 31, 2013 and 2012, the amount payable to Highlander and included in accrued expenses in the accompanying consolidated balance sheets was $215,384 and $139,580, respectively.

Note K -	Employee Benefit Plans

The Company sponsors a defined contribution 401(k) plan covering all employees who meet various eligibility requirements. Under the plan, the Company makes matching contributions and can elect to make additional discretionary contributions. The Company bears all costs of administrating the plan. As of January 1, 2011, the Company elected the Safe Harbor provision. For the years ended December 31, 2013 and 2012, the total employer contributions charged to operations were $458,805 and $386,680, respectively.

Note L -	Commitments

Lease Commitments

The Company leases equipment and operating facilities under operating leases expiring in various years through 2029. Rental expense charged to operations was $1,120,300 and $624,993 for 2013 and 2012, respectively.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note L -	Commitments (Continued)

Lease Commitments (Continued)

Minimum future rental payments under non-cancelable operating leases as of December 31, 2013 for each of the next five years and thereafter are:

Year ending December 31,	Amount
2014	$861,505
2015	859,756
2016	546,119
2017	343,009
2018	342,437
Thereafter	2,080,699

Other Commitments

The Company has entered into purchase and pricing agreements that expire at various dates through 2015, some of which require various minimum purchases. These agreements are predominately related to commodity-based items and have been established in the ordinary course of business and have been based on the plants' anticipated supply needs to meet the demands of customers. All agreements are relatively short-term in nature and the Company does not expect them to materially impact the future consolidated financial position, results of operations, or cash flows.

Note M -	Supplemental Cash Flow Information

Cash paid during the year for:

	2013	2012
Interest	$2,924,988	$3,331,301
Income taxes	$6,492,177	$5,717,074

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note N -	Business Combinations

Quality Ingredients Corporation

SEPS entered into an Asset Purchase Agreement dated August 30, 2013 with Quality Ingredients Corporation (a Minnesota corporation), through which SEPS acquired inventory, equipment, real property, and intangible assets for a total purchase price of $45,482,838 (which includes corresponding working capital adjustments). The purchase of the assets was financed through borrowings of long-term debt and advances on the Company's line-of-credit. The goodwill of $21,348,080 arising from the acquisition consists largely of the added capacity and the ability of the Company to convert the existing low margin business to higher valued, higher margin customers and specialty products. All of the goodwill is expected to be deductible for income tax reporting purposes.

Following are the fair values of the assets acquired as of the date of the acquisition:

Inventories	$4,304,386
Land	150,000
Building	700,000
Machinery and equipment	19,150,000
Goodwill	21,348,080
Accrued expenses	(169,628)
$45,482,838

Flavors From Florida, Inc.

SEFS entered into an Asset Purchase Agreement dated June 4, 2012 with Flavors From Florida, Inc. (a Florida corporation), through which SEFS acquired prepaid assets, inventory, equipment, and intangible assets for a total purchase price of $2,945,946.

Following are the fair values of the assets acquired as of the date of the acquisition:

Prepaid assets	$63,158
Inventories	1,428,261
Machinery and equipment	275,317
Intangible assets	1,179,210
$2,945,946

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2013

Note O -	Concentration

The Company had one significant customer during the years ended December 31, 2013 and 2012 (those customers with annual revenues in excess of 10% of total revenue). Revenues from these customers totaled approximately $28,316,000 and $18,746,000 for the years ended December 31, 2013 and 2012, respectively. Amounts due from these customers at December 31, 2013 and 2012 totaled approximately $3,039,000, and $1,804,000, respectively.

Note P -	Contingencies

At various times the Company is involved in legal proceedings incidental to the conduct of its business. Management does not believe that these legal proceedings will result in a material impact to the Company's financial condition or results of operations.

Note Q -	Subsequent Events

On March 14, 2014, SEPS closed on an asset purchase agreement with Anderson Custom Processing, Inc. (a Minnesota corporation). The acquired assets include intellectual property, inventory, real property, and machinery and equipment. The agreement includes an aggregate purchase price of $8,705,000. The purchase of assets was funded with advances on the existing line-of-credit and cash. The acquisition was completed to allow the Company to increase its spray drying capabilities.

On March 31, 2014, the Company entered into a stock purchase agreement with Balchem Corporation (a Maryland corporation), agreeing to sell all of the outstanding shares of the Company's stock to Balchem Corporation (NASDAQ: BCPC) for $567,000,000. The purchase price is based on a debt-free, cash-free balance sheet and is subject to adjustment based on anticipated working capital targets. The transaction is subject to certain regulatory approvals and customary closing conditions. The transaction is expected to close within forty days from the date of the agreement.

Performance Chemicals & Ingredients
Company D/B/A SensoryEffects and
Subsidiaries

Consolidated Financial Statements
With
Independent Auditors' Report

December 31, 2012

Independent Auditor's Report

Board of Directors
Performance Chemicals & Ingredients Company
d/b/a SensoryEffects and Subsidiaries
St. Louis, Missouri

We have audited the accompanying consolidated financial statements of Performance Chemicals & Ingredients Company d/b/a SensoryEffects and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

MEMBER AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND AN INDEPENDENT FIRM
ASSOCIATED WITH THE NORTH AMERICAN REGION OF MOORE STEPHENS INTERNATIONAL LIMITED
KNOWN INTERNATIONALLY AS MOORE STEPHENS BROWN SMITH WALLACE, LLC

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Performance Chemicals & Ingredients Company d/b/a SensoryEffects and Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America,

/s/ Brown Smith Wallace, LLC

St. Louis, Missouri
April 18, 2013

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2012 and 2011

	2012	2011
ASSETS
Current Assets
Cash and cash equivalents	$4,845,507	$3,036,834
Trade accounts receivable, net	16,512,603	12,275,170
Inventories	22,196,546	21,016,742
Other receivables, current	637,518	478,808
Prepaid income taxes	3,012,424	623,336
Deferred income taxes	941,553	746,846
Prepaid expenses and other assets	110,194	349,508
Total Current Assets	48,256,345	38,527,244
Other Receivables, net of current	-	700,000
Property, Plant and Equipment, net	24,743,390	25,673,006
Intangible Assets, net	3,574,431	4,152,629
Goodwill	258,074	258,074
Other Assets	1,113,535	1,439,447
TOTAL ASSETS	$77,945,775	$70,750,400
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Current maturities of long-term debt	$14,305,282	$11,415,133
Trade accounts payable	7,550,020	4,426,174
Accrued salaries, bonuses, and payroll taxes	1,796,088	1,109,835
Accrued expenses	1,623,535	1,489,984
Total Current Liabilities	25,274,925	18,441,126
Line-of-credit	6,000,000	8,000,000
Long-Term Debt, less current maturities	34,355,566	48,660,848
Deferred Income Taxes	2,217,093	1,885,411
Total Liabilities	67,847,584	76,987,385
Stockholders' Equity (Deficit)
Common stock, $.01 par value, 10,000 shares authorized and 4,550 and 4,020 shares issued and outstanding	45	40
Additional paid-in capital	(2,529,469)	(6,237,025)
Retained earnings	12,627,615	-
Total Stockholders' Equity (Deficit)	10,098,191	(6,236,985)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$77,945,775	$70,750,400

The accompanying notes are an integral part of these consolidated financial statements.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Consolidated Statements of Income
Years ended December 31, 2012 and 2011

	2012	2011

Net sales	$164,479,842	$151,535,443
Cost of sales	126,300,918	114,305,070
Gross profit	38,178,924	37,230,373
Selling, general and administrative expenses	15,726,714	20,763,809
Income from operations	22,452,210	16,466,564
Other income (expense)
Interest expense	(3,625,255)	(3,407,736)
Interest income	13,289	7,524
Loss on disposal of assets	(109,977)	(70,674)
Gain on acquisition	-	1,525,461
Miscellaneous expense	(35,000)	(204,894)
	(3,756,943)	(2,150,319)
Income before income taxes	18,695,267	14,316,245
Income taxes	6,037,907	4,646,105
NET INCOME	$12,657,360	$9,670,140

The accompanying notes are an integral part of these consolidated financial statements.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit)
Years ended December 31, 2012 and 2011

	Common stock		Additional paid-in capital	Subscription receivables		Treasury stock		Retained earnings		Total stockholders' equity (deficit)
Balance at December 31, 2010	40		5,891,910	(108,696)		-		22,041,201		27,824,455
Net income	-		-	-		-		9,670,140		9,670,140
Dividend distribution	-		(12,554,928)	-		-		(31,711,341)		(44,266,269)
Stock options exercised	-		360,027	-		-		-		360,027
Forgiveness of subscription receivables	-		-	108,696		-		-		108,696
Stock option compensation expense		-	65,966		-		-		-	65,966
Balance at December 31, 2011	40		(6,237,025)	-		-		-		(6,236,985)
Net income	-		-	-		-		12,657,360		12,657,360
Stock options exercised	5		1,114,192	-		-		-		1,114,197
Tax benefit from stock options exercised	-		2,566,202	-		-		-		2,566,202
Shares repurchased	-		-	-		(42,049)		-		(42,049)
Retirement of shares	-		(12,304)	-		42,049		(29,745)		-
Stock option compensation expense		-	39,466		-		-		-	39,466
Balance at December 31, 2012	45		(2,529,469)	-		-		12,627,615		10,098,191

The accompanying notes are an integral part of these consolidated financial statements.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Years ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net income	$12,657,360	$9,670,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,271,339	4,767,189
Amortization of debt issuance costs	325,912	521,140
Allowance for doubtful accounts	(34,200)	32,200
Loss on disposal of property and equipment	109,977	70,674
Share-based compensation expense	39,466	65,966
Forgiveness of subscription receivables	-	108,696
Deferred income taxes	136,975	155,923
(Increase) decrease in operating assets:
Trade accounts receivable	(4,203,233)	355,509
Prepaid expenses and other current assets	302,472	(18,060)
Prepaid income taxes	177,114	(273,194)
Inventories	248,457	(4,986,535)
Other receivables	541,290	(1,029,645)
Increase (decrease) in operating liabilities:
Trade accounts payable	3,123,846	(1,726,398)
Accrued payroll	686,253	(359,426)
Accrued expenses	133,551	(1,947,5-64)
Net cash provided by operating activities	19,516,579	5,406,615
Cash flows from investing activities:
Purchases of property and equipment	(2,663,292)	(1,991,365)
Proceeds from disposal of equipment	244,317	-
Purchase of Flavors From Florida, Inc. assets	(2,945,946)	-
Purchase of Dietrich's Specialty Processing, LLC assets	-	(6,237,652)
Net cash used in investing activities	(5,364,921)	(8,229,017)
Cash flows from financing activities:
Net proceeds (payments) on line-of-credit	(2,000,000)	6,000,000
Proceeds from long-term debt	-	46,978,737
Payments on long-term debt	(11,415,133)	(5,458,631)
Debt issuance costs	-	(170,800)
Shares repurchased	(42,049)	-
Stock options exercised	1,114,197	360,027
Dividends paid	-	(44,266,269)
Net cash provided by (used in) financing activities	(12,342,985)	3,443,064
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,808,673	620,662
Cash and cash equivalents, beginning of year	3,036,834	2,416,172
Cash and cash equivalents, end of year	$4,845,507	$3,036,834

The accompanying notes are an integral part of these consolidated financial statements.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2012

Note A -	Summary of Organization, Operations, and Significant Accounting Policies

A summary of the Company's organization, operations, and significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Organization

Performance Chemicals & Ingredients Company, d/b/a SensoryEffects ("PCI" or "the Company") was formed in 2005. PCI owns and operates companies acquired via asset purchases as follows:

In an asset purchase transaction dated May 2006, SensoryEffects Powder Systems, Inc., a wholly-owned subsidiary of PCI, acquired rights, title and interest to certain assets of Diehl, Inc. (an Ohio corporation).

In an asset purchase transaction dated February 13, 2008, SensoryEffects Flavor Company, d/b/a SensoryEffects Flavor Systems, a wholly-owned subsidiary of PCI, acquired rights, title, and interest to certain assets of Givaudan Flavors, Inc. (a Missouri corporation).

In an asset purchase transaction dated October 24, 2008, SensoryEffects Cereal Systems, Inc., a wholly-owned subsidiary of PCI, acquired rights, title, and interest to certain assets of US Foods, LLC (a Nebraska limited liability company).

On June 23, 2011, the Company started SensoryEffects International Sales, Inc., an Interest Charge Domestic International Sales Corporation (IC-DISC). The IC-DISC is a wholly-owned subsidiary of PCI.

PCI has completed various acquisitions and divestitures (see Note N) through asset purchases and has consolidated the associated activities into the existing companies.

Nature of Operations

The Company was formed to acquire and manage food ingredient businesses.

SensoryEffects Powder Systems (a Delaware corporation; "SEPS") manufactures various food products, including non-dairy creamers and powdered vegetable shortenings. Revenues from SEPS represent approximately 49% of consolidated net sales.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Nature of Operations (Continued)

SensoryEffects Flavor Systems (a Delaware corporation; "SEFS") is a leading supplier of flavor systems consisting primarily of liquid and dry flavor bases for various food and beverage products, flavor and color inclusions and specialty powders. Revenues from SEFS represent approximately 33% of consolidated net sales.

SensoryEffects Cereal Systems (a Delaware corporation; "SECS") is a leading supplier of complex, multi-inclusion cereals and ingredients including organic, natural, gluten- free, and nutraceutical products. Revenues from SECS represent approximately 18% of consolidated net sales.
As a part of its normal course of business, the Company grants credit to its customers. The Company's products are sold domestically and internationally.

Principles of Consolidation

The accompanying consolidated financial statements for the years ended December 31, 2012 and 2011 include the accounts of Performance Chemicals & Ingredients Company, d/b/a SensoryEffects and its wholly-owned subsidiaries, SensoryEffects Powder Systems and its wholly-owned subsidiary, SEPS Reading, LLC; SensoryEffects Flavor Systems; SensoryEffects Cereal Systems; and SensoryEffects International Sales, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents are on deposit with two domestic financial institutions. At times, bank deposits may be in excess of federally insured limits.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Trade Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company extends credit terms to its customers in varying durations depending on the Company's business relationship with a given customer. As of December 31, 2012 and 2011, the net accounts receivable balance includes an allowance for doubtful accounts of $199,000 and $233,200, respectively.

Inventories

Inventories of raw materials, work in process, and finished goods are stated at the lower of standard cost (which approximates actual cost using the first-in, first-out method) or market. The Company evaluates the need to record adjustments to inventories on a regular basis. Inventories in excess of estimated usage requirements and potential spoilage are written down to an estimated net realizable value. Inherent in the estimates of net realizable value are estimates related to future manufacturing schedules, customer demand, and ultimate realization of potentially excess inventories.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Major renewals and betterments are capitalized and maintenance and repairs which do not improve or extend the life of the respective assets are charged against earnings in the current period.

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives on a straight-line basis. Amortization of leasehold improvements is provided for on a straight-line basis over the lesser of the length of the related lease or the estimated useful lives of the assets. In computing its taxable income, the Company uses the methods as prescribed by the Internal Revenue Code. Depreciation and amortization expense pertaining to property, plant and equipment in 2012 and 2011 totaled $3,513,931 and $3,148,417, respectively.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Intangible Assets

Intangible assets totaling $9,222,508 comprised of patents, trademarks, license agreements, formulae, and customer relationships, have been acquired in conjunction with various asset purchases (see Note N). These intangibles are being amortized on a straight-line basis over periods of 4 to 10 years. Amortization expense pertaining to these intangibles totaled $1,757,408 and $1,618,772 for the years ended December 31, 2012 and 2011, respectively (see Note C).

Impairment of Long Lived Assets

The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. In the opinion of management, no such impairment existed as of December 31, 2012.

Revenue Recognition

The Company records revenue as products are shipped and title passes. Revenue recognition is deferred for advance payments made by customers.

Shipping and Handling Costs

All fees charged to the Company's customers for shipping and handling, and the associated costs, are included in net sales and are classified as such in the accompanying consolidated financial statements. All shipping and handling costs incurred by the Company for purchases of inventory are considered to be a part of the cost of goods sold and are classified as such in the accompanying consolidated financial statements.

Goodwill

Goodwill reflected on the balance sheet represents the excess of the cost of the acquired entities over the amounts assigned to the assets acquired and any liabilities assumed. In order to comply with guidance provided under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Intangibles-Goodwill and Other, goodwill will not be amortized and will be evaluated annually, or on an interim basis if warranted by events or circumstances, for impairment by applying fair-value based tests considering the present value of future cash flows. In the opinion of management, no such impairment existed at December 31, 2012 and 2011.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Research and Development

Research and development costs are expensed as incurred. The Company incurred $1,721,450 and $1,703,129 in 2012 and 2011, respectively, for research and development costs.

Equity Incentive Plan

The Company has adopted the fair value recognition provisions of FASB ASC 718, Stock Compensation., which establishes accounting and reporting standards for share- based payment transactions with employees, including equity incentive plans. Under this pronouncement, compensation expense is recognized over the associated vesting period and is based on the fair market value of the stock options on the grant date.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return. State income tax returns are filed separately or consolidated depending on the individual state.

Income tax expense includes the federal, state, and local taxes currently payable and deferred taxes arising from the temporary differences between income for financial reporting and income tax purposes. These temporary differences result primarily from different methods of accounting for depreciation, accounts receivable, inventory, intangibles including goodwill, patents, and a supply agreement, and accrued and prepaid expenses.

The Company has addressed the provisions of ASC 740-10, Accounting for Income Taxes. In that regard, the Company has evaluated its tax positions, expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings and believes that no provision for income taxes is necessary, at this time, to cover any uncertain tax positions. The Internal Revenue Service has completed an audit of the tax return for the year ended December 31, 2008. The Company believes it is no longer subject to examination by major tax jurisdictions for years ended prior to December 31, 2009.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $749,268 and $779,764 for 2012 and 2011, respectively.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note A -	Summary of Organization, Operations, and Significant Accounting Policies (Continued)

Cost of Debt Issuance

Costs associated with the issuance of debt instruments are capitalized and amortized over the terms of the respective financing arrangements. If debt is retired early, the related unamortized costs are written off in the period the debt is retired. Capitalized costs net of accumulated amortization totaled $1,113,535 and $1,439,447 at December 31, 2012 and 2011, respectively. Amortization expense pertaining to these costs totaled $325,912 and $521,140 (which includes $243,912 write off due to retired debt) for the years ended December 31, 2012 and 2011, respectively, and is included in interest expense in the accompanying consolidated statements of income.

Subsequent Events

The Company has evaluated all subsequent events through April 18, 2013, the date the consolidated financial statements were available to be issued.

Note B -	Inventories

The composition of inventories at December 31, 2012 and 2011 follows:

	2012	2011
Raw materials	$12,237,391	$11,263,426
Work in process	270,775	85,908
Finished goods	9,688,380	9,667,408
	$22,196,546	$21,016,742

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note C -	Intangible Assets

At December 31, 2012, the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

	Gross Assets	Accumulated Amortization	Net
Patents and trademarks	$1,098,766	$(419,700)	$679,066
License agreements	1,697,000	(1,654,575)	42,425
Formulae and customer relationships	6,426,742	(3,573,802)	2,852,940
Total	$9,222,508	$(5,648,077)	$3,574,431

At December 31, 2011, the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

	Gross Assets	Accumulated Amortization	Net
Patents and trademarks	$1,098,766	$(289,607)	$809,159
License agreements	1,697,000	(1,315,175)	381,825
Formulae and customer relationships	5,247,532	(2,285,887)	2,961,645
Total	$8.043.298	$(3,890,669)	$4,152,629

Estimated amortization expense over the next five years is as follows:

Year ending December 31,	Amount
2013	$1,231,006
2014	957,725
2015	643,140
2016	325,719
2017	188,144

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note C -	Intangible Assets (Continued)

The Company's future cash flows are not materially impacted by its ability to extend or renew agreements related to its amortizable intangible assets. The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. In the opinion of management, no material impairment existed as of December 31, 2012 and 2011.

Note D -	Other Receivables

The Company's SEFS subsidiary has an agreement with a customer which pertains to reimbursement for specific equipment purchased and used in production by SEFS. The reimbursement has been structured such that payments are derived based on a surcharge applied to pounds of qualifying product purchased by the customer and pursuant to minimum volumes defined in the agreement. At December 31, 2012 and 2011, the total amount receivable under this agreement was $628,084 and $961,714, respectively. The entire amount outstanding as of December 31, 2012 is expected to be collected during 2013 and has been included in the accompanying consolidated balance sheets as other receivables, current. Current receivable under this agreement at December 31, 2011 was $411,714.

Note E -	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	2012	2011
Land	$518,635	$518,635
Buildings and improvements	8,959,419	8,755,283
Leasehold improvements	199,138	113 060
Machinery and equipment	26,507,919	25,168,465
Office equipment	1,511,412	1,425,753
Construction in progress	940,518	190,963
	38,637,041	36,172,159
Less accumulated depreciation and amortization	(13,893,651)	(10,499,153)
	$24,743,390	$25,673,006

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note F -	Line-of-Credit and Long-Term Debt

Line-of-credit and long-term debt at December 31, 2012 and 2011 consisted of the following:

	2012	2011
Line-of-Credit

Texas Capital Bank; revolving line-of-credit, borrowing limited to the lesser of $25,000,000 or the available borrowing base, calculated monthly, as specified in the agreement; collateralized by accounts receivable and inventory; due June 2, 2016 with interest payable monthly based on LIBOR or the prime rate plus an applicable margin. At December 31, 2012, the Company had $6,000,000 outstanding at the LIBOR based rate of 5.0% and $0 outstanding at the prime based rate of 5.75%.	$6,000,000	$8,000,000

Long-Term Debt

Texas Capital Bank; dated June 2, 2011; collateralized by substantially all corporate assets; interest due and payable quarterly at a variable rate based on LIBOR or the prime rate plus an applicable margin. The interest rate was 5.0% at December 31, 2012; quarterly principal payments of $2,250,000 due through March 31, 2016 with final balloon payment due June 2, 2016.	44,359,500	55,687,500

Seller financed note dated September 3, 2009; collateralized by land and building; payable in monthly installments of $6,660, including interest at 4.0% with final payment and all unpaid principal due in September 2015.	747,837	796,776

Givaudan Flavors, Inc. note dated February 13, 2008; guaranteed by Highlander Partners, L.P.; interest only payments quarterly at the rate of 6% per annum; note matures February 12, 2013 with all then outstanding principal and interest due and payable.	3,500,000	3,500,000

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note F -	Line-of-Credit and Long-Term Debt (Continued)

City of Defiance, Ohio dated April 9, 2007; collateralized by specific components of manufacturing equipment; principal payable in monthly installments of $3,446 including principal and interest at 4.25% per annum; note matures May 2014.	53,511	91,705
	48,660,848	60,075,981
Less current maturities	(14,305,282)	(11,415,133)
	$34,355,566	$48,660,848

Maturities on long-term debt are as follows:

Year ending December 31,

2013	$14,305,282
2014	9,066,672
2015	9,643,894
2016	15,645,000
$48,660,848

The Texas Capital Bank credit agreement contains various covenants pertaining to the Company's EBITDA, leverage ratio, current ratio, and debt service coverage ratio. At December 31, 2012 and 2011, the Company was in compliance with these covenants. The credit agreement also requires an additional principal payment to be made annually based on 50% of the Company's excess cash flow as defined in the agreement. The Company is expected to make this additional payment of $1,810,500 on April 30, 2013. This amount has been included in the current portion of long-term debt in the accompanying consolidated balance sheets.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note F -	Line-of-Credit and Long-Term Debt (Continued)

In June 2011, the Company approved a plan to amend and restate its corporate indebtedness, pursuant to a recapitalization, and consequently restructured the credit agreement and then outstanding long-term debt held with Texas Capital Bank and The Private Bank and Trust Company. The amended and restated credit agreement includes financing commitments with Texas Capital Bank, The PrivateBank and Trust Company, Enterprise Bank & Trust, and The F&M Bank & Trust Company. As part of the recapitalization, the Company elected to make payments to existing stockholders and option holders of the Company (see Note G). The Company incurred costs associated with debt issuance in the amount of $1,629,563 of which $1,458,763 were financed as a component of the additional debt incurred. This component of the transaction was treated as a non-cash item in preparing the accompanying consolidated statements of cash flows for the year ended December 31, 2011.

Note G -	Equity

In June 2012, a key employee exercised stock options to purchase 2.0 shares of common stock for $12,304 (see Note H). PCI immediately bought back the shares of common stock for $42,049. Upon repurchasing the stock, it was determined by the Company's Board of Directors ("the Board") that the shares would be retired as is reflected in the accompanying consolidated statements of stockholders' equity (deficit).

During the year ended December 31, 2011, the Board declared and paid dividends of $11,012 per share of common stock outstanding. This resulted in dividends to the stockholders of the Company in the amount of $44,266,269. Due to these payments being in excess of the retained earnings and profits of the Company, the dividend was treated first as a return of earnings and profits, thereby reducing retained earnings to zero, and second as a return of contributed capital, in the accompanying consolidated statement of stockholders' equity (deficit). In addition to the stockholder dividend, the Company also elected to make payments to the existing stock option holders. For purposes of these payments, the Board elected to treat option holders as stockholders and consequently these individuals were paid $11,012 per stock option held in the Company. This resulted in payments in the amount of $6,093,755 to the option holders of the Company. These payments are included in selling, general and administrative expense in the accompanying consolidated statements of income for the year ended December 31, 2011.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note G -	Equity (Continued)

During the year ended December 31, 2007, the Company issued 108,696 shares of common stock to an officer and a key employee of the Company in exchange for subscription receivables of $108,696 ($1.00 per share). Shares noted to carry restrictions due to the amount of subscription receivables outstanding. This balance due to the Company is shown as subscription receivables in the accompanying consolidated statements of stockholders' equity (deficit) at December 31, 2010. These amounts were forgiven during the year ended December 31, 2011.

Note H -	Stock Options

In 2007, the Board established the "2007 Performance Chemicals & Ingredients Company Equity Incentive Plan" (the "Plan"), under which incentive stock options and nonqualified stock options can be granted to employees, members of the Board, and non- employee directors. The Plan indicates that the maximum number of shares of common stock originally authorized to be issued was 646,000, subsequently adjusted to 646 pursuant to a reverse stock split. The Board is the administrator of the Plan and has the authority to grant options, adjust the grant or exercise price of the options, or to delegate their authority to another governing body.

Options are exercisable subject to the following vesting schedule: 25% shall vest on the first anniversary of the date of the grant; 6.25% shall vest on the first day of the fourth calendar month following the month in which the first anniversary of the date of grant occurs; the remainder shall vest ratably at 6.25% on the first day of each third month thereafter until all options are fully vested or any unvested options are forfeited. The exercise price of the options shall not be less than the fair market value of the Company's common stock on the date of grant. No options were granted under the Plan during 2012 or 2011.

Effective with the inception of the Plan, the Company adopted the fair value recognition provisions of FASB ASC 718, Stock Compensation. Pursuant to FASB ASC 718, the Company determines the fair value of stock options using the Black-Scholes valuation model. FASB ASC 718 requires the Company to recognize expense over the service period for options that are expected to vest and record adjustments to compensation expense at the end of the service period if actual forfeitures differ from original estimates.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note H -	Stock Options (Continued)

As a result of the prescribed vesting schedule, the Company deemed stock-based compensation expense in 2012 and 2011, related to stock options previously granted, to be $39,466 and $65,966 (net of estimated forfeitures), respectively. As of December 31, 2012, all outstanding options are vested and all compensation cost has been recognized. During 2012, three employees and one former employee exercised a total of 532.619 options at a total price of $1,114,197. During 2011, two employees of the Company exercised a total of 58.522 options, at a total price of $360,027.

The Company used the Black-Scholes option pricing model in calculating the fair value of options granted. The assumptions used in calculating the fair value of options issued have been summarized in the following table:

Risk-free interest rate	4.06% - 4.68%
Expected dividend yield	-
Expiration date	10 years
Expected volatility	0.00%
Forfeiture rate	10%

The following is an analysis of options to purchase shares of the Company's stock issued and outstanding as of December 31, 2012 and 2011:

	Number of Units	Weighted Average Exercise Price
Balance as of January 1, 2011	611.902	$2,576
Granted	-	-
Exercised	(58.522)	6,152
Balance as of December 31, 2011	553.380	$2,198
Granted	-	$-
Exercised	(532.619)	2,092
Forfeited	(6.175)	6,152
Balance as of December 31, 2012	14.586	$4,386

At December 31, 2012, vested, exercisable options were outstanding for 14.586 shares at a weighted average exercise price of $4,386. These options have a weighted-average remaining contractual term of 5.1 years.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note H -	Stock Options (Continued)

As shown above 532.619 stock options were exercised during the year ended December 31, 2012. Of this amount, 455.108 of the options were non-qualified stock options. Upon exercise of these options, the Company recorded an increase in prepaid income taxes of $2,566,202 and a corresponding credit to additional paid-in capital to record the associated income tax benefit related to the transaction. The impact of this transaction was treated as a non-cash transaction in the accompanying consolidated statements of cash flows.

	Number of Options	Weighted Average Fair Value at Grant Date
Nonvested Options
Nonvested options, January 1, 2011	134.985	$1,033
Granted
Vested	(106.172)	901
Nonvested options, December 31, 2011	28.813	$1,522
Granted
Forfeited	(6.175)	1,522
Vested	(22.638)	1,522
Nonvested options, December 31, 2012	-	$-

In March, 2012, the Company adopted the Performance Chemicals & Ingredients Company Stock Appreciation Incentive Plan. The plan was formed to further the economic interest of the Company by providing deferred compensation incentives and to enhance the long-term performance and retention of the key employees selected to participate. The Company granted 80 units under this plan. The units vest upon the earlier of a change in control or an initial public offering and will be recognized as compensation expense at this time. Upon vesting, the plan administrator shall determine the fair market value of the units and unit-holders shall be entitled to any appreciation in the fair market value of those units that occurred from the effective grant date through the date of the change in control or initial public offering.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note I -	Income Taxes

Deferred income tax assets and liabilities result from future tax benefits and obligations related to the difference between the tax basis of assets and liabilities and the amounts reported in the financial statements. The Company classifies their deferred tax assets and liabilities between current and non-current based on the particular difference from which they arise. The deferred tax assets and liabilities at December 31, 2012 and 2011 are comprised of the following:

	2012	2011
Current deferred:
Asset	$960,841	$800,735
Liability	(19,288)	(53,889)
	$941,553	$746,846
Long-term deferred:
Asset	$990,873	$958,301
Liability	(3,207,966)	(2,843,712)
	$(2,217,093)	$(1,885,411)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets (liabilities) were as follows at December 31:

	2012	2011
Current:
Allowance for doubtful accounts	$71,136	$84,652
Reserve for obsolete inventories	739,537	511,048
Inventory capitalization Prepaid expenses	46,605	81,471
Prepaid expenses	(19,288)	(53,889)
Accrued expenses	103,563	123,564
	941,553	746,846
Noncurrent:
Property, plant and equipment	(2,841,098)	(2,743,688)
Deferred stock compensation	312	38,754
Commission income	(263,444)	(88,935)
Organization costs	1,266	7,457
Intangible assets	885,871	901,001
	(2,217,093)	(1,885,411)
Net deferred taxes	$(1,275,540)	$(1,138,565)

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note I -	Income Taxes (Continued)

The consolidated provision for income taxes consists of the following at December 31:

	2012	2011
Current	$5,900,932	$4,490,182
Deferred	136,975	155,923
Net provision for federal, state, and local income taxes	$6,037,907	$4,646,105

In 2012 and 2011, the Company's effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income from continuing operations primarily because of permanent differences arising from the utilization of available tax credits.

Note J -	Related Party Transactions

For the years ended December 31, 2012 and 2011, the Company incurred management fees and other general expenses to Highlander Partners, L.P. in the amount of $293,392 and $241,966, respectively. As December 31, 2012 and 2011, the amount payable to Highlander and included in accrued expenses in the accompanying consolidated balance sheets was $139,580 and $130,078, respectively.

Note K -	Employee Benefit Plans

The Company sponsors a defined contribution 401(k) plan covering all employees who meet various eligibility requirements. Under the plan, the Company makes matching contributions and can elect to make additional discretionary contributions. The Company bears all costs of administrating the plan. As of January 1, 2011, the Company elected the Safe Harbor provision. For the years ended December 31, 2012 and 2011, the total employer contributions charged to operations was $386,680 and $356,449, respectively.

Note L -	Commitments

Lease Commitments

The Company leases equipment and an operating facility under operating leases expiring in various years through 2029. Rental expense charged to operations was $624,993 and $467,729 for 2012 and 2011, respectively.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note L -	Commitments (Continued)

Lease Commitments (Continued)

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2012 for each of the next five years and thereafter are:

Year ending December 31,	Amount
2013	$378,066
2014	398,285
2015	399,985
2016	370,338
2017	309,529
Thereafter	2,392,446

Other Commitments

The Company has entered into purchase and pricing agreements that expire at various dates through 2014, some of which require various minimum purchases. These agreements are predominately related to commodity-based items and have been established in the ordinary course of business and have been based on the plants' anticipated supply needs to meet the demands of customers. All agreements are relatively short-term in nature and the Company does not expect them to materially impact the future consolidated financial position, results of operations, or cash flows.

Note M-	Supplemental Cash Flow Information

Cash paid during the year for:

	2012	2011
Interest	$3,331,301	$2,807,597
Income taxes	$5,717,074	$4,819,511

Note N -	Business Combinations

Flavors From Florida, Inc.

As a result of an Asset Purchase Agreement dated June 4, 2012, SEFS acquired prepaid assets, inventory, equipment, and intangible assets from Flavors From Florida, Inc. (a Florida corporation) for a total purchase price of $2,945,946.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note N -	Business Combinations (Continued)

Flavors From Florida, Inc. (Continued)

Following are the fair values of the assets acquired as of the date of the acquisition:

Prepaid assets	$63,158
Inventories	1,428,261
Machinery and equipment	275,317
Intangible assets	1,179,210
$2,945,946

Dietrich's Specialty Processing, LLC

As a result of an Asset Purchase Agreement dated March 10, 2011, SEPS acquired machinery and equipment, building and land, inventory, and other miscellaneous assets and liabilities from Dietrich's Specialty Processing, LLC, (a Pennsylvania limited liability company) for a total purchase price of $6,237,652. The purchase of the assets was financed through the Company's line-of-credit.

Following are the fair values of the assets acquired and the liabilities assumed as of the date of the acquisition:

Inventories	$15,502
Prepaid expenses	14,876
Land	145,000
Building	1,100,000
Machinery and equipment	4,972,582
Customer deposits	(10,308)
$6,237,652

Note O -	Concentration

The Company had one significant customer in 2012 (those customers with annual revenues in excess of 10% of total revenue). Gross billings to this customer totaled approximately $18,746,000 for the year ended December 31, 2012. Amounts due from this customer at December 31, 2012 totaled approximately $1,804,000. The Company had two significant customers in 2011. Gross billings to these customers totaled approximately $32,165,000 for the year ended December 31, 2011. Amounts due from these customers at December 31, 2011 totaled approximately $1,154,000.

PERFORMANCE CHEMICALS & INGREDIENTS COMPANY D/B/A SENSORYEFFECTS AND SUBSIDIARIES

Notes to Consolidated Financial Statements - Continued
December 31, 2012

Note P -	Contingencies

At various times the Company is involved in legal proceedings incidental to the conduct of its business. Management does not believe that these legal proceedings will result in a material impact to the Company's financial condition or results of operations.